Exhibit 23.1
Consent of HoganTaylor LLP

CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the incorporation by reference in the Registration Statement on Form S-8 of ADDvantage Technologies Group, Inc. of our reports dated December 17, 2019, relating to the consolidated financial statements, of ADDvantage Technologies Group Inc., appearing in the Annual Report on Form 10-K of ADDvantage Technologies Group, Inc. for the year ended September 30, 2019.

/s/ HOGANTAYLOR LLP
HOGANTAYLOR LLP
Tulsa, Oklahoma
April 17, 2020